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                                                                 EXHIBIT 10.31



                       (1)   INSIGHT DIRECT (UK) LIMITED

                               (2) STUART FENTON

                                   ----------
                           EXECUTIVE SERVICE AGREEMENT
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                                    CONTENTS

CLAUSE                                                                      PAGE

 1.  DEFINITIONS ...........................................................   1
 2.  EMPLOYMENT AND JOB DESCRIPTION ........................................   5
 3.  COMMENCEMENT & CONTINUITY .............................................   5
 4.  DUTIES ................................................................   5
 5.  HOURS OF WORK .........................................................   7
 6.  REMUNERATION, BONUS AND BENEFITS ......................................   8
 7.  EXPENSES ..............................................................  10
 8.  SICKNESS ..............................................................  10
 9.  HOLIDAYS ..............................................................  11
10.  CONFIDENTIALITY .......................................................  12
11.  TERMINATION ...........................................................  14
12.  RESTRICTIONS ..........................................................  16
13.  INTELLECTUAL PROPERTY .................................................  18
14.  PERIOD OF EMPLOYMENT ..................................................  19
15.  GRIEVANCE/DISCIPLINARY MATTERS ........................................  19
16.  COLLECTIVE AGREEMENTS .................................................  19
17.  DATA PROTECTION .......................................................  20
18.  PRIOR AGREEMENTS ......................................................  20
19.  EMPLOYMENT RIGHTS ACT 1996 ............................................  20
20.  GENERAL ...............................................................  20

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THIS AGREEMENT IS MADE THE 12TH DAY OF SEPTEMBER 2002

BETWEEN:

(1) INSIGHT DIRECT (UK) LIMITED a company registered in England with number 2579852 whose registered office is at Weston Rouse, West Bar Green Sheffield S1 2DA ("Company"); and

(2) STUART FENTON of 29 Penn Place Ricksmansworth Hertfordshire WD3 1QA ("Executive").

THE PARTIES AGREE as follows:

      1.    DEFINITIONS

      1.1 In this agreement the following words and expressions shall have the following meanings unless the context otherwise requires:

            "ACT"                           Employment Rights Act 1996;

            "CLAIMS" includes any claim based on any cause of action, whether in negligence, breach of contract, statutory or otherwise, for any remedy whether in the nature of financial compensation or restitution for any loss or damage which has been or may be suffered including damages (at law or in equity), costs, interest, attorney's fees or otherwise;

            "CLIENT" any person, firm, company or other entity which or who at any time during the 12 months preceding the Termination Date was


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                                            a client or customer or was to the
                                            Executive's knowledge a prospective
                                            client or customer of the Company or
                                            of any other company within the
                                            Group and with which or whom the
                                            Executive shall have had dealings
                                            during such period;

            "COMMENCEMENT DATE"             The first actual day of employment
                                            with the Company, as agreed by the
                                            parties;

            "CONFIDENTIAL INFORMATION"      the information and trade secrets
                                            referred to in clause 10.2;

            "FIRST PERIOD OF RESTRICTION"   the period commencing on the
                                            Termination Date and terminating
                                            twelve months from the Termination
                                            Date;

            "GROUP" the Company and any holding company of the Company and any subsidiaries of the Company or of any such holding company from time to time;

            "HOLDING COMPANY"               have the same meanings as are
             AND "SUBSIDIARY"               respectively attributed to them in
                                            section 736 Companies Act 1985;

            "HOLIDAY YEAR"                  from 1 January to 31 December each
                                            year;

            "INTELLECTUAL PROPERTY RIGHTS"  all existing and future copyright, database rights, registered designs,
                                            design rights, trade marks, patents,
                                            applications for any of the
                                            foregoing and all other intellectual
                                            property rights, in any part of the
                                            world, for the full term of such
                                            rights and any renewals and
                                            extensions thereof;


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            "KEY EMPLOYEE"                  any employee of or independent
                                            contractor of the Company (or any
                                            company in the Group to which the
                                            Executive shall have, at any time
                                            during the period of six months
                                            preceding the Termination Date,
                                            provided any services) working in a
                                            senior capacity or, any independent
                                            contractor and, in each case: (i)
                                            generating revenue or supplier
                                            rebates; (ii) working in the key
                                            management functions or (iii) client
                                            management or sales and with whom
                                            the Executive has, during the period
                                            of twelve months prior to the
                                            Termination Date, had any personal
                                            dealings;

            "MATERIAL"                      all information, methods,
                                            techniques, inventions, processes,
                                            reports, drawings, plans, research,
                                            know-how, systems, confidential
                                            information, creative works,
                                            concepts and other material
                                            produced, developed or discovered by
                                            the Executive, (either alone or with
                                            others) relating to the business of
                                            the Company or any company in the
                                            Group or pertaining to, resulting
                                            from or suggested by the work the
                                            Executive does for the Company or
                                            any company in the Group, during the
                                            term of this agreement;

            "NORMAL PLACE OF WORK"          any of the Company's offices in the
                                            UK;

            "PRESIDENT IEI"                 the President of Insight Enterprises
                                            Inc, from time to time;

            "RESTRICTED BUSINESS"           Any business which is directly
                                            competitive with the business
                                            carried on by the Company


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                                            or any company in the Group:

                                            (a) at the Termination Date; or

                                            (b)  during the period of 12 months
                                            preceding the Termination Date;

                                            including the supply and marketing
                                            of computer hardware, software,
                                            peripherals and associated services;

            "SALARY" the salary payable pursuant to clause 6.1, as reviewed from time to time;

            "SECOND PERIOD OF RESTRICTION"  the period commencing on the
                                            Termination Date and terminating 18
                                            months from the Termination Date;

            "SUPPLIER"                      any person, firm, company or other
                                            entity which or who at any time
                                            during the period of 12 months
                                            preceding the Termination Date was a
                                            supplier or was to the Executive's
                                            knowledge a prospective supplier of
                                            the Company or of any other Company
                                            in the Group and with which or whom
                                            the Executive had dealings during
                                            such period; and

            "TERMINATION DATE"              the date on which this agreement
                                            terminates irrespective of the cause
                                            or manner.

            "THIRD PERIOD OF RESTRICTION"   the period commencing on the
                                            Termination Date and terminating 6
                                            months from the Termination Date.


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1.2   The clause headings in this agreement are for the convenience of the parties only and shall not affect its interpretation in any way.

1.3 Any amendment to the terms and conditions set out in this agreement shall only be valid if set out in writing and signed by both parties.

2.    EMPLOYMENT AND JOB DESCRIPTiON

2.1 The Company employs the Executive and the Executive agrees to serve the Company as Managing Director of the Company in the UK and its subsidiaries in the UK, or in such other capacity as the President IEI may direct from time to time, and to serve any other company within the Group as may from time to time be required by the President IEI on and subject to the terms of this agreement.

3.    COMMENCEMENT & CONTINUITY

3.1 The Executive's employment with the Company shall commence on the Commencement Date and shall continue unless and until it is terminated in accordance with Clause 11.

4.    DUTIES

4.1 The Executive shall be a director of the Company and (subject always to the directions of the President IEI), together with any other director appointed from time to time by the President IEI, conduct the general management of the business of the Company in the UK and of any subsidiary of the Company in the UK and shall also carry out such other duties for companies in the Group as the President IEI may from time to time require.

4.2 For the duration of this agreement the Executive shall (without prejudice to the generality of clause 4.1) in the course of his duties:

      4.2.1 diligently and faithfully serve the Company and use his utmost endeavours to promote its interests;

      4.2.2 render his services in a professional and competent manner and in willing cooperation with others;


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      4.2.3 undertake such travel inside and outside the United Kingdom as may be required for the proper performance of his duties; and

      4.2.4 at all times comply with the rules and procedures of the Company and of any association or professional body to which the Company and/or the Executive may from time to time belong.

4.3 The Executive shall report to the President IEI (or such other person as the President IEI may from to time determine) as the President IEI may from time to time determine and shall at all times keep the President IEI (or such other person) fully informed of his activities and shall promptly provide such information and explanations as may be requested from time to time by the President IEI (or such other person).

4.4 The Executive shall be based at the Normal Place of Work. The Company shall have the right to vary the Normal Place of Work from time to time upon 90 days notice. Should the Company require the Executive to be based outside of the area of the M25 motorway to a location where it is not practicable for him to commute, then the Company shall either provide reasonable rented accommodation for the use of the Executive (at the cost of the Company) or shall reimburse his reasonable hotel expenses.

4.5 The Executive will be required from time to time to both travel and work outside the UK in performance of his duties.

4.6 The Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive and the Company may, in its discretion:

      4.6.1 provide the Executive with alternative work; and/or

      4.6.2 suspend the Executive from the performance of his duties including without limitation requiring him not to contact any customers, clients, suppliers, agents, professional advisers, brokers, bankers or employees of the Company or of any company in the Group; and/or


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      4.6.3 exclude the Executive from any premises of the Company or of any company in the Group; and/or

      4.6.4 require the Executive to resign from any or all offices in the Company and any company in the Group.

4.7 Salary and benefits will not cease to be payable to the Executive by reason only of such suspension, exclusion or requirement and the Executive shall throughout any such period of suspension or exclusion continue to be an employee of the Company and shall comply with all his obligations under this agreement without limitation.

4.8 The Executive shall devote the whole of his time and attention to the businesses and affairs of the Company and of any other company within the Group for which he is directed to work, from time to time, in accordance with this agreement unless prevented by ill health from so doing.

4.9 The Executive shall not during the continuance of this agreement directly or indirectly enter into or be concerned or interested in any trade or business or occupation whatsoever other than the business of the Company, except with the prior written consent of the President IEI.

5.    HOURS OF WORK

5.1 Normal working hours are from Monday to Friday inclusive, 9.OOam - 6.OOpm. The Executive is, however, expected to work such additional hours including work at weekends and on public holidays without additional pay as the needs and requirements of the Company dictate and as are required for the proper discharge of his duties.

5.2 Regulation 4(1) of the Working Time Regulations (the "WTR") provides that a worker's average working time, including overtime, shall not exceed 48 hours for each seven day period (to be averaged over a period of 17 weeks) unless the worker agrees that this Regulation shall not apply to his or her employment. In accordance with Regulation 5 of the WTR the Executive agrees that Regulation 4(1) of the WTR shall not apply to his employment with the Company.


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5.3   At any time during his employment, the Executive or the Company may give three months, prior written notice that clause 5.2 shall cease to apply with effect from the expiry of the said notice.

6.    REMUNERATION, BONUS AND BENEFITS

6.1 Subject as provided in this agreement, the Company shall pay to the Executive a gross salary of One Hundred and Sixty-Five Thousand Pounds Sterling (pound l65,000) per annum, which shall accrue from day to day and be payable by equal monthly instalments, in arrears at the end of every month (or such other date as the Company may determine) and shall he inclusive of any fees receivable by the Executive as a director of the Company and any company in the Group.

6.2 The Salary shall be reviewed by the President IEI annually and any decision concerning an increase shall be entirely discretionary.

6.3 The Executive may, at the discretion of the Company, receive a bonus from time to time. Any bonus will be paid in accordance with and subject to the bonus provisions determined from time to time by and at the absolute discretion of the President IEI. As at the date of this agreement, the Executive shall be paid a bonus equal to two percent (2%) of the Company's net profit after tax as calculated in accordance with the Company's accounting policies. The accounting policies used in calculating the net profit of the Company shall be consistent with the accounting policies applied to the other direct marketing subsidiaries of Insight Enterprises Inc. This bonus shall be subject to and conditional upon the Company's quarterly net profit after tax being equal to or greater than at least 80% of the trailing four (4) quarters' average. This bonus shall be calculated by the Company and paid quarterly in arrears. The President IEI may vary the bonus scheme on 90 days notice.

6.4 Subject to the rules of the applicable share option plan, shortly after the commencement of employment of the Executive, the President IEI shall recommend to the awards committee of the Insight Enterprises Inc 1998 Stock Option Plan that the Executive be awarded the option to acquire Fifty Thousand (50,000) shares of the common stock of Insight Enterprises Inc. The option exercise price shall be determined in accordance with the rules of the Insight Enterprises Inc 1998 Stock


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      Option Plan by reference to the market price of the shares at the date of grant. Such share options shall vest as follows:

      6.4.1 Half the options (over 25,000 shares) shall vest three years after the date of grant:

      6.4.2 The other half (over 25,000 shares) shall vest five years after the date of grant.

6.5 Subject always to the rules of each scheme from time to time in force and to the beneficiary's health not being such as to prevent the Company obtaining cover on reasonable terms, the Executive shall be eligible to:

      6.5.1 participate in the private health insurance scheme from time to time operated by the Company for the benefit of the Executive and his immediate family;

      6.5.2 be covered by the death in service insurance scheme from time to time operated by the Company.

6.6 The Executive shall be eligible, on completion of three months service, to participate in the Group Personal Pension Scheme ("the Scheme") subject to the terms and conditions of such Scheme from time to time in force. Details of the Scheme may be obtained from the HR Department. The Company reserves the right to terminate, or substitute another pension scheme(s) for the Scheme. The Company shall make a contribution of seven percent (7%) of base Salary to such scheme to match the contribution made by the Executive. At the request of the Executive, the Company shall pay this pension contribution to a personal pension scheme established by the Executive in his name.

6.7 The Executive shall be provided with a mobile phone for his business use and reasonable personal use. The Executive shall return his mobile phone on request.

6.8 The Executive shall be reimbursed his reasonable business mileage in accordance with the Company's policy from time to time.

6.9 Any benefits provided by the Company to the Executive which are not expressly referred to in this agreement shall be provided to and be enjoyed by the Executive at


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      the entire discretion from time to time of the President IEI and shall be regarded as ex-gratia.

6.10 The Executive authorises the Company to deduct from his remuneration under this agreement any sums due from him to the Company including, any overpayments, loans or advance made to him by the Company.

7.    EXPENSES

In addition to his remuneration, the Executive shall be reimbursed all reasonable expenses, properly, wholly and exclusively incurred by him in the discharge of his duties under this agreement upon production of receipts or other evidence for them and subject to the Executive complying with the requirements of the Company's expenses policy from time to time in force.

8.    SICKNESS

8.1 If so required by the President IEI at any time, (and whether or not the Executive is absent by reason of sickness, injury or other incapacity) the Executive shall undergo a medical or psychological examination by such doctor or doctors as the President IEI shall nominate at the expense of the Company. The Executive authorises the Company pursuant to the Access to Medical Reports Act 1988 to have unconditional access to any report or reports (including copies of and documents referred to in such reports) prepared as a result of any such examination as the President IEI may from time to time require and authorises the doctor(s) concerned to discuss the same with any representative of the Company.

8.2 If the Executive is absent from his employment, he shall comply with the Company's policy on reporting absence and illness.

8.3 The Company may appoint a temporary replacement to undertake some or all of the Executive's duties in the event that any period of incapacity lasts for more than 20 consecutive working days.

8.4 Subject to compliance by him with the provisions of clauses 8.1 to 8.3, the Executive may, notwithstanding illness or other incapacity, at the absolute discretion


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      of the Company and without prejudice to the Company's rights pursuant to this Agreement, continue to receive the Salary or such proportion of it, for 26 weeks (in aggregate) in such 52 week period and thereafter for such periods or period as the President IEI may in its absolute discretion decide provided that any Salary or proportion of it so paid will be reduced by a sum or sums equal to the aggregate maximum amount of statutory sick pay which the Executive is entitled to claim in respect of such period or periods of absence.

8.5 Any salary paid to the Executive pursuant to clause 8.4 shall be inclusive of any Statutory Sick Pay payable.

9.    HOLIDAYS

9.1 The Executive shall, in addition to Bank holidays but inclusive of statutory entitlement under the WTR, be entitled to 25 working days' holiday in every Holiday Year and a rateable proportion for any part of such Holiday Year to be taken at such time or times as shall be convenient to the Company's business and as decided by the President IEI, but so that no more than 10 consecutive working days are taken by the Executive at any one time without the prior consent of the President IEI. The Executive will be deemed to take statutory entitlement under the WTR first, then additional contractual entitlement.

9.2 On the termination of this agreement the Executive shall be entitled to remuneration in lieu of accrued untaken holidays.

9.3 If, on the termination of this agreement, the Executive has taken holiday in excess of his accrued entitlement, the Company shall be entitled to deduct from any sum owed by the Company to the Executive a sum representing such excess holiday taken.

9.4 With the prior written consent of the President IEI, the Executive shall be entitled to carry forward not more than 10 days accrued holiday entitlement from one Holiday Year to the next. Any holiday carried forward must be taken within the first two months of the next Holiday Year or will thereupon lapse without right to payment in lieu.

9.5 The Holiday Year shall be the leave year for the purposes of parental leave.


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10.   CONFIDENTIALITY

10.1 The Executive recognises that confidential information (which may include commercially sensitive information) is important to the business of the Company and will from time to time become known to the Executive. The Executive acknowledges that the following restraints are necessary for the reasonable protection of the Company, of its business, the business of the Group, its clients or their respective affairs.

10.2 The Executive shall during the continuance of his employment hereunder and after the Termination Date observe strict secrecy as to the affairs and dealings of the Company and (1) shall not during the continuance of his employment (except in the proper performance of his duties of employment) or after the Termination Date (without limit in time), without the prior written consent of the President IEI, make use of or divulge to any person and (2) during the continuance of his employment, shall use his best endeavours to prevent the publication or disclosure of:

      10.2.1 details of customers, prospective customers and contractors (whether they be buyers, producers, suppliers or other contractors) of the Company or any other company within the Group, including the terms of business with them and the fees and commissions charged to or by them and their requirements for specific projects whether design, idea or information technology oriented;

      10.2.2 copies of and information relating to research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code) secret processes, designs and formulae undertaken, commissioned or produced by or on behalf of the Company or any company in the Group;

      10.2.3  any information relating to:

              10.2.3.1 expansion plans, business strategy, marketing plans and sales forecasts of the Company or any other company in the Group;

              10.2.3.2 financial information, results and forecasts of the
                       Company or any other company in the Group;


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              10.2.3.3 details of the employees and officers of the Company or any other company in the Group and of the remuneration and other benefits paid to them;

              10.2.3.4 information relating to presentations, tenders,
                       projects, joint ventures or acquisitions and developments contemplated, offered or undertaken by the Company or any other company in the Group;

              10.2.3.5 confidential reports or research commissioned by or provided to the Company or any company in the Group;

              10.2.3.6 any pricing information and the Company rate-card or other information relating to the charges the Company makes to customers or any discount thereon;

              10.2.3.7 any trade secrets of the Company or any company in the Group including know-how and confidential transactions;

      10.2.4 any information, which the Executive is told is confidential and any information which has been given to the Company or any other company in the Group in confidence by buyers, agents, suppliers or other persons; and

10.3 The obligations contained in clause 10.2 shall cease to apply to any Confidential Information upon it coming into the public domain, other than as a result of the direct or indirect disclosure by the Executive in breach of clause 10.2.

10.4 Nothing in this agreement shall preclude the Executive from making a protected disclosure in accordance with and subject to the provisions set out in the Public Interest Disclosure Act 1998.


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11.   TERMINATION

11.1 The Company shall be entitled to terminate this agreement at any time, without giving notice or paying compensation, by summary notice in writing, if the Executive:

      11.1.1 is guilty of gross misconduct including (but not limited to) any dishonesty or wilful neglect of duty, or wilful damage to Company property or commits any breach of a material term of this agreement;

      11.1.2 has a bankruptcy order made against him or enters into a voluntary arrangement within the meaning of section 253 Insolvency Act 1986;

      11.1.3 is convicted of any criminal offence, other than a minor motoring offence which does not render him unable to discharge his duties;

      11.1.4 becomes of unsound mind or a patient for the purpose of any statute relating to mental health;

      11.1.5 becomes prohibited by law from being a company director;

      11.1.6 is convicted of an offence relating to insider dealing.

11.2 The Executive shall be entitled to terminate this agreement by service of six month's prior written notice.

11.3 The Company shall be entitled to terminate this agreement (in addition to the rights under Clause 11.1) by service of the statutory minimum notice period provided that it pays to the Executive the sum of One Hundred and Sixty-Five Thousand Pounds Sterling (pounds 165,000) less Salary accruing during such statutory notice period. Such sum shall be accepted by the Executive in full and final settlement of all Claims that the Executive may have against the Company or any Group company (or its or their employees, officers, executives or shareholders) anywhere in the world and howsoever arising to the fullest extent permitted by law.


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11.4  The Executive's employment shall terminate automatically (without compensation) and the Executive shall be required to retire on the last working day of the financial year in which the Executive's 65th birthday occurs.

11.5  Upon termination of this agreement for whatsoever reason:

      11.5.1 the Executive shall deliver to the Company all notes, memoranda and other correspondence, documents, papers, credit cards and other property belonging to the Company or any other company in the Group or any customer of the Company or any customer of any company in the Group, which may have been prepared by him or have come into his possession during the course of or as a result of his employment with the Company and shall not retain any copies of them and shall not permit them to be used by any party;

      11.5.2 the Executive shall forthwith upon the request of the Company resign from office as a director of the Company and from all offices held by him in any other company in the Group.

11.6 The Executive shall have no claim against the Company if this agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Executive is offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms which are substantially the same as the terms of this agreement.

11.7 It shall be a condition of participation in any share option scheme from time to time operated by the Company in which the Executive participates or shall be entitled to participate that, in the event of the termination of the Executive's employment with the Company for whatever reason, in circumstances which could give rise to a claim for wrongful and/or unfair dismissal (whether or not it is known at the time of dismissal that such a claim may ensue), the Executive shall not by virtue of such dismissal become entitled to any damages or any additional damages in respect of any rights or expectations of whatsoever nature he may have as a holder of share options under any such scheme.


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12.   RESTRICTIONS

12.1  The Executive agrees with the Company that he shall not:

      12.1.1 during the continuance of this agreement and until the expiry of the First Period of Restriction without the written consent of the Company be directly or indirectly interested or concerned (whether as a shareholder (to no more than 5% of the equity or ownership interests), director, employee, partner, consultant, proprietor, agent or otherwise) in any business, firm or company which competes with the Company or any company in the Group in relation to the Restricted Business;

      12.1.2 during the continuance of this agreement and until the expiry of the Second Period of Restriction either for his own account or for any person, firm or company directly or indirectly solicit or entice away or endeavour to solicit or entice away any person who has during the period of nine months preceding the Termination Date been a director or Key Employee of any company in the Group whether or not any such person would thereby commit a breach of contract;

      12.1.3 during the continuance of this agreement and until the expiry of the First Period of Restriction for the purposes of any Restricted
             Business solicit or entice away or endeavour to solicit or entice away or deal with any Client or induce or attempt to induce any Client to cease conducting business with the Company or to reduce the amount of business conducted with the Company or adversely to vary the terms upon which any business is conducted with the Company;

      12.1.4 for the purposes of any Restricted Business solicit or entice away or endeavour to solicit or entice away any Supplier or induce or attempt to induce any Supplier to cease conducting business with the Company or to reduce the amount of business conducted with the Company or adversely to vary the terms upon which any business is conducted with the Company during the continuance of this agreement and until:


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              12.1.4.1  the expiry of the Third Period of Restriction where termination occurs in accordance with Clause 11.2, or

              12.1.4.2 the expiry of the First Period of Restriction where termination occurs for any other reason.

      12.1.5 during the continuance of this agreement until the expiry of the First Period of Restriction either for his own account or for any person, firm or company directly or indirectly employ any person who has during the period of nine months preceding the Termination Date been a director or Key Employee of any company in the Group whether or not any such person would thereby commit a breach of contract;

      12.1.6 without the consent of the Company at any time after the Termination Date divulge to any person, firm or company the contents or nature or make use of any material of whatsoever nature in which the copyright is owned by the Company or any company in the Group or by any customer of the Company and/or any company in the Group; or

      12.1.7 at any time after the Termination Date present himself or allow himself to be held out or presented as being at that time in any way connected with or interested in the business of the Company (other than as a shareholder, if that is the case,) or (unless he remains a director or employee of such company) in the business of any company in the Group.

12.2 Each of the restrictions set out in clause 12.1 constitutes an entirely separate, severable and independent restriction on the Executive.

12.3 While the restrictions in clause 12.1 are considered by the parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions shall, either taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interest of the Company or the Group but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner then the restrictions set out


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

      in clause 12.1 shall apply with such deletions, restrictions or limitations as the case may be.

12.4 Since the Executive may in the course of his employment also obtain knowledge of the Confidential Information of any subsidiary and/or associated company of the Company by reason of duties performed for or office held in such company the Executive agrees that he will at the request and cost of the Company enter into a direct agreement or undertaking with such company whereby he will accept restrictions no more onerous than the restrictions contained in clause 12.1 (or to such lesser extent as may be permitted by applicable law)).

12.5 The Executive agrees that the restrictions contained in clause 12.1 are reasonable and necessary for the protection of the Confidential Information of the Company and the Group.

12.6 The Executive shall not induce, procure, authorise or encourage any other person, firm, corporation or organisation to do or procure to be done anything which if done by the Executive would be a breach of any of the provisions of clause 12.1.

12.7 In clause 12.1, references to acting directly or indirectly shall include, without prejudice to the generality of that expression references to acting alone, jointly with, on behalf of, by means of or by the agency of any other person, firm, business, company or corporation.

13.   INTELLECTUAL PROPERTY

13.1 The Executive shall promptly disclose and deliver all Material to the Company, or as it may direct. The Company shall be entitled to make such use of the Material as it deems appropriate and the Executive shall not use the Material in any manner, save as is necessary in performing his duties pursuant to this agreement, and shall not disclose, or permit any third party to use, the Material, in any manner, at any time either during his employment or after the Termination Date.

13.2 To the extent that the Intellectual Property Rights do not vest in the Company by operation of law, the Executive hereby irrevocably assigns to the Company, including by way of future assignment, with full title guarantee, absolutely and free


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

      from all encumbrances, all his interest in any and all Intellectual Property Rights in, or relating to, the Material.

13.3 The Executive shall, without charge to, but at the cost and expense of, the Company, execute and do all such acts, matters, documents and things as may be necessary or reasonably required to obtain patent or other protection for any of the Material or improvements or developments of the Material and to vest title to the Intellectual Property Rights in, or relating to, the Material in the Company (or such company as it shall direct) absolutely.

13.4 To the extent permitted by law, the Executive hereby irrevocably and unconditionally waives any and all moral rights conferred by the Copyright Designs and Patents Act 1988 or any rights of a similar nature under law in any other jurisdiction in and to any and all Material, such waiver in favour of the Company, its successors in title and assigns.

13.5 The provisions of this clause shall not be affected by reason of the termination of this agreement for whatever reason and shall continue thereafter.

13.6 The Company shall be under no obligation to apply for or seek to obtain patent, design or other protection in relation to any of the Material or in any way to use, exploit or seek to benefit from any of the Material.

14.   PERIOD OF EMPLOYMENT

14.1 For the purposes of the Act the date upon which the Executive's continuous period of employment began is the Commencement Date.

15.   GRIEVANCE/DISCIPLINARY MATTERS

15.1 There are no contractual disciplinary or grievance procedures in respect of the Executive.

16.   COLLECTIVE AGREEMENTS

16.1 There are no collective agreements which affect the terms and conditions of the Executives employment.


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
17.       DATA PROTECTION

17.1 The Executive consents to the Company and/or any Group company holding (and where necessary forwarding outside the EEA) and processing both electronically and manually the data (including personal sensitive data) it collects which relates to the Executive, in the course of the Executive's employment, for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations.

18.       PRIOR AGREEMENTS

18.1 This agreement shall take effect on and from the Commencement Date as from which date all other agreements or arrangements whether written or oral, express or implied, between the Executive and the Company or any company in the Group relating to the services or employment of the Executive shall be deemed to have been cancelled.

19.       EMPLOYMENT RIGHTS ACT 1996

          This agreement contains the particulars of the terms of employment of the Executive required by the Act.

20.       GENERAL

20.1 The expiry or termination of this agreement for whatsoever reason shall not affect such of the provisions of it as are expressed to operate or have effect after its termination and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this agreement by the other party.

20.2 Any notices required to be given under the provisions of this agreement shall be in writing and shall be deemed to have been duly served if hand delivered or sent by facsimile or, within the United Kingdom, by first class registered or recorded delivery post and, outside the United Kingdom, by registered airmail post correctly addressed to the relevant party's address as specified in this agreement or at such other address as either party may designate from time to time.

20.3 The Executive hereby irrevocably and by way of security appoints the Company and any Group company now or in the future existing to be his attorney in his name and on his behalf as his act and deed to sign, execute and do all acts, things and documents which he is obliged to execute and do under the provisions of this agreement and in particular, but without limitation, clause 11.5.2 and 13.1 to 13.3 and the Executive hereby agrees forthwith on the request of the Company to ratify and confirm all such acts things and documents signed, executed and done in pursuant of this power.


20.4 The construction, validity and performance of this agreement shall be governed by and construed in accordance with the law of England. Each party irrevocably submits to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this agreement or the legal relationships established by this agreement.

SIGNED by a director duly authorised     )
for and behalf of                        )
INSIGHT DIRECT (UK) LIMITED              )


SIGNED and DELIVERED as a DEED           )
by STUART FENTON                         )
in the presence of:                      )


Witness
Signature:

Witness
Name:

Witness
Address:

Witness
Occupation:

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